EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

   Name:          Sofaer Capital Asian Fund

   Address:       Caledonian Bank and Trust, Ltd.
                  Caledonian House
                  George Town
                  Grand Cayman
                  Cayman Islands

   Designated Filer:

   Issuer & Ticker Symbol:  Far East Energy Corporation, FEEC.OB

   Date of Event
   Requiring Filing:       10/11/05




   Signature:  /s/ KRISTIAN WIGGERT
               ---------------------

                         FORM 4 JOINT FILER INFORMATION

   Name:          Sofaer Capital Inc.

   Address:       Caledonian Bank and Trust, Ltd.
                  Caledonian House
                  George Town
                  Grand Cayman
                  Cayman Islands

   Designated Filer:

   Issuer & Ticker Symbol:  Far East Energy Corporation, FEEC.OB

   Date of Event
   Requiring Filing:    10/11/05

   Signature:  /s/ KRISTIAN WIGGERT
               --------------------